Exhibit 99.2

2023 Guidance We have made a modest positive adjustment to our full year 2023 Revenue and Gross Margin % guidance 1 Gross Margin % Expect FY 2023 GAAP gross margin in the high 40s and non-GAAP gross margin in the mid 40s $4.5 2023 Guidance ~$11.0 2022 Actual Revenue ~$94.5 $99.5 - $106.5 $105.5 $104 - $111 (in millions) Pharma Collaboration(s) Core product and services revenue +9% MP YoY Cash Burn Cash burn guidance remains unchanged. Expect cash burn to improve by approximately 10% in 2023 versus 2022 Cash flow positive at $170-$190M in revenue